Registration No. 33-________



                         SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, DC  20549

                                      FORM S-8
                               REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1993

                                   SHOPSMITH, INC.
               (Exact name of registrant as specified in its charter)


            Ohio                                    31-0811466
   (State of Incorporation)            (I.R.S. Employer Identification No.)

                                   SHOPSMITH, INC.
                                   6530 Poe Avenue
                                 Dayton, Ohio  45414
                                   (513) 898-6070

              (Name, address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                               1995 STOCK OPTION PLAN
                                (Full title of plan)



                                   J. Michael Herr
                              Thompson, Hine and Flory
                                    P.O. Box 8801
                             2000 Courthouse Plaza N.E.
                                 Dayton, Ohio  45401
                                   (513) 443-6615
              (Name, address, including zip code, and telephone number,
                     including area code, of agent for service)


                           CALCULATION OF REGISTRATION FEE
                                  Proposed    Proposed
Title of                          maximum     maximum
securities        Amount          offering    aggregate       Amount of
to be             to be           price per   offering        registration
registered        registered      share       price           fee

Common Shares     162,000         $ 1.91      $309,420          $106.70

Common Shares      40,000         $ 2.10      $ 84,000          $ 28.97

Common Shares      48,000         $ 2.19(1)   $105,120(1)       $ 36.25


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based upon the reported average of the bid and asked price of a Common Share on November 27, 1995.

                                 PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference.

           The following documents filed with the Securities and Exchange Commission are incorporated herein by reference as of their respective dates of filing:

           (a)   The Annual Report of Shopsmith, Inc. (the
     "Company") on Form 10-K for the year ended April 1, 1995, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

           (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended July 1, 1995 and September 30, 1995, filed pursuant to Section 13 of the Exchange Act.

           (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since April 1, 1995.

           (d) The description of the Company's Common Shares contained in the Registration Statement filed pursuant to
     Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

           All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all Common Shares offered hereunder have been sold or which deregisters all Common Shares then remaining unsold hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities.

           Not applicable.

Item 5.    Interests of Named Experts and Counsel.

           Thompson, Hine and Flory has provided a legal opinion to the Company with respect to the Common Shares of the Company being registered. J. Michael Herr, a partner in the firm of Thompson, Hine and Flory, is a director and Secretary of the Company.

Item 6.    Indemnification of Directors and Officers.

           Section 5 of Article III of the Company's Amended Code of Regulations (the "Regulations") set forth the circumstances under which the Company is required to indemnify its directors and officers. These provisions are based on Section 1701.13 of the General Corporation Law of Ohio ("Section 1701.13"), which provides that an Ohio corporation shall have the power to indemnify its directors and officers.

           The Regulations and Section 1701.13 distinguish between
(a) actions, suits or proceedings other than those brought (or threatened to be brought) by or in the right of the Company (referred to herein as "third party actions"), and (b) actions, suits or proceedings brought (or threatened to be brought) by or in the right of the Company (referred to herein as "derivative actions"). In third party actions, Section 1701.13 permits, and the Regulations require, the Company to indemnify a director or officer against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with any such action in which he may be involved by reason of his having acted in such capacity, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any matter which is the subject of a criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful.

           In the case of derivative actions, Section 1701.13 permits, and the Regulations require, the Company to indemnify a director or officer against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification may be made with respect to any matter as to which he has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines that he is entitled to indemnification.

           Unless indemnification in respect of a third party action or derivative action is ordered by a court, the determination as to whether or not an individual has satisfied the applicable standard of conduct (and therefore may be indemnified) must be made by the board of directors by a majority vote of a quorum consisting of directors of the Company who were not parties to the action; or if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or by the shareholders.

           To the extent that a director or officer is successful on the merits or otherwise in defense of any third party action or derivative action, Section 1701.13 of the Regulations require the Company to indemnify such director or officer against expenses, including attorneys' fees, actually and reasonably incurred in connection with the action, suit or proceeding without consideration of the applicable standards of conduct.

           The Regulations and Section 1701.13 expressly provide that they are not exclusive and that they do not limit any other indemnification rights to which those seeking indemnification may be entitled.

           The Company maintains insurance policies which presently provide protection, within the maximum liability limits of the policies and subject to a deductible amount for each claim, to the Company under its indemnification obligations and to the directors and officers with respect to certain matters which are not covered by the Company's indemnification obligations.

Item 7.    Exemption from Registration Claimed.

           Not applicable.

Item 8.    Exhibits.

           See Index to Exhibits following signature pages.

Item 9.    Undertakings.

           (a)   The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs
(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on this 29th day of November, 1995.

                            SHOPSMITH, INC.


                            By /s/John R. Folkerth
                               John R. Folkerth
                               Chairman of the Board, President
                               and Chief Executive Officer


           Pursuant to the requirements of the Securities act of
1933, this Registration Statement has been signed by the
following persons in the capacities and on the dates indicated:
_________________________________________________________________

     Name                   Title                       Date

_________________________________________________________________


/s/John R. Folkerth         Chairman of the Board,      November 29, 1995
John R. Folkerth            President and Chief
                            Executive Officer
                            (principal executive
                            officer)


/s/William C. Becker        Vice President of           November 29, 1995
William C. Becker           Finance, Treasurer
                            and Chief Financial
                            Officer (principal
                            financial and accounting
                            officer)


/s/Robert L. Folkerth*      Director                    November 29, 1995
Robert L. Folkerth


/s/J. Michael Herr   *      Director                    November 29, 1995
J. Michael Herr


/s/Edward A. Nicholson*     Director                    November 29, 1995
Edward A. Nicholson

/s/John L. Schaefer   *     Director                    November 29, 1995
John L. Schaefer


/s/Brady L. Skinner   *     Director                    November 29, 1995
Brady L. Skinner


/s/Richard L. Snell   *     Director                    November 29, 1995
Richard L. Snell


____________________________

* The undersigned, by signing his name hereto, executes this Registration Statement on Form S-8 pursuant to powers of attorney executed by the above-named persons which are included as exhibits to this Registration Statement.


                                 /s/William C. Becker
                                 William C. Becker
                                 Attorney-in-Fact

HSL2557.CMS

                            INDEX TO EXHIBITS



(4)  INSTRUMENTS DEFINING THE RIGHTS OF SECURITY
     HOLDERS, INCLUDING INDENTURES:

     4.1  *Amended Articles of Incorporation
           of Shopsmith, Inc., filed as
           Exhibit 4.1 to the Company's
           Registration Statement on Form
           S-8 (Reg. No. 33-26463)

     4.2  *Amended Code of Regulations of
           Shopsmith, Inc., filed as Exhibit
           4.2 to the Company's Registration
           Statement on Form S-8 (Registration
           No. 33-26463)

     4.3   Shopsmith, Inc. 1995 Stock Option Plan

(5)  OPINION RE LEGALITY:

     5.1   Opinion of Thompson, Hine and Flory

(23) CONSENTS OF EXPERTS AND COUNSEL:

     23.1  Consent of Coopers & Lybrand

     23.2  Consent of Crowe, Chizek and Company

     23.3  Consent of Thompson, Hine and Flory
           (included in their opinion filed as
           Exhibit 5.1)

(24) POWERS OF ATTORNEYS:

     24.1  Manually-signed Powers of Attorney of
           certain persons authorizing execution
           of this Registration Statement and
           amendments hereto on behalf of such
           persons by the attorney-in-fact named
           therein

___________________________

* Indicates that exhibit is incorporated by reference from a previous filing with the Securities and Exchange Commission.

                                                              EXHIBIT 4.3


                 SHOPSMITH, INC. 1995 STOCK OPTION PLAN

                             SHOPSMITH, INC.

                         1995 STOCK OPTION PLAN



Section 1.  Purposes.

           The purposes of the 1995 Stock Option Plan (the "Plan") are (i) to provide incentives to officers and other key employees of the Company upon whose judgment, initiative and efforts the long-term growth and success of the Company are largely dependent; (ii) to assist the Company in attracting and retaining key employees of proven ability; and (iii) to increase the identity of interests of such key employees with those of the Company's shareholders by providing such employees options to acquire Shares of the Company and Stock Appreciation Rights.

Section 2.  Definitions.

           (a) "Acquisition Transaction" means (i) the merger or consolidation of the Company into or with another corporation, if the Company will not be the surviving corporation or will become a subsidiary of another corporation, (ii) the sale of all or substantially all of the assets of the Company, or (iii) the liquidation of the Company.

           (b) "Affiliate" means a person, corporation or other entity controlling, controlled by or under common control with the Company.

           (c) "Board" means the Board of Directors of the Company.

           (d) "Code" means the Internal Revenue Code of 1986, as amended.

           (e)   "Committee" means the Committee referred to in
     Section 4.

           (f) "Company" means Shopsmith, Inc.; when used in the Plan with reference to employment, "Company" shall include any Subsidiary of the Company.

           (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           (h) "Fair Market Value" means the fair market value of a Share as determined by the Committee, based on quoted market prices (if any).

           (i) "Incentive Stock Option" means an option granted under the Plan or any other plan of the Company which qualifies as an incentive stock option under Section 422 of the Code.

           (j) "Nonstatutory Option" means an option granted under the Plan which by its term does not qualify as an Incentive Stock Option.

           (k) "Qualified Domestic Relations Order" means a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

           (l) "Share" or "Shares" means the Common Shares, without par value, of the Company.

           (m) "Stock Appreciation Right" means the right defined in Section 10.

           (n) "Subsidiary" means any company more than 50% of the voting stock of which is owned or controlled, directly or indirectly, by the Company.

           (o) "Tax Date" means the date as of which the amount of a withholding tax payment with respect to the exercise of an option is calculated.

Section 3.  Shares Subject to the Plan.

     The maximum number of Shares that may be issued under the Plan is 250,000, subject to the adjustment provided in
Section 12. Such Shares may be either authorized and unissued or treasury Shares. Any Shares subject to an option which for any reason has terminated or expired or has been cancelled prior to being fully exercised may again be subject to option under the Plan. Shares covered by an option as to which option rights have terminated by reason of the exercise of a Stock Appreciation Right, and Shares which have been surrendered to, or withheld by, the Company to satisfy all or a portion of the option price or a tax withholding obligation, shall not be available for the grant of options under the Plan.

Section 4.  Administration.

     The Plan shall be administered by a Committee of the Board, which shall be comprised of not less than three persons who qualify as "disinterested persons" within the meaning of Rule 16b-3 (or any successor provision) adopted under the Exchange Act.

     The Committee shall have and exercise all the power and authority granted to it under the Plan. Subject to the provisions of the Plan, the Committee shall in its sole discretion determine the persons [from the class described in Subsection 5(a)] to whom, and the times at which, options shall be granted; whether and to what extent any option which is granted shall be accompanied by Stock Appreciation Rights; the number of Shares to be subject to each option and each Stock Appreciation Right; the option price per Share; and the duration and other terms of each option. The Committee shall also interpret the Plan, prescribe, amend and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for the administration of the Plan, and such determinations shall be conclusive. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at a meeting at which a quorum is present, or acts reduced to or approved in writing by all members of the Committee, shall be acts of the Committee.

Section 5.  Eligibility.

           (a) Grant of Options. The Committee may grant one or more Incentive Stock Options or Nonstatutory Options to any officer or other key employee of the Company.

           (b) Grant of Stock Appreciation Rights. Any option or portion thereof granted under the Plan may include a Stock Appreciation Right. Such right may be granted at the time the option is granted, or it may be granted in respect of an outstanding option at any time prior to its exercise, cancellation, termination or expiration.

Section 6.  Options and Option Terms.

           (a) Option Agreement. The terms of each option granted under the Plan, including designation as either an Incentive Stock Option or a Nonstatutory Option, shall be set forth in a written stock option agreement approved by the Committee.

           (b) Terms of All Options. The following terms and provisions shall apply to all options granted under the
     Plan:

                 (1) No option may be granted under the Plan at a purchase price per Share (the "Option Price") which is less than the Fair Market Value of a Share on the date the option is granted.

                 (2) No option may be exercised more than ten years after the date of grant of the option.

                 (3)  At the time an option is granted, the
           Committee may provide that the option may be exercised in full or in part only after the passage of a specified period or periods of time following the date of grant or only if specified conditions have been satisfied.

                 (4) Except as provided in Subsections 6(b)(5) and 6(b)(6), an option may be exercised only if the optionee has been continuously employed by the Company since the date of grant of the option. Whether authorized leave of absence or absence for military or governmental service shall constitute a termination of employment shall be determined by the Committee.

                 (5) At the time an option is granted, or at such other time as the Committee may determine, the Committee may provide that, if the holder of the option ceases to be employed by the Company for any reason (including retirement or disability) other than death, the option will continue to be exercisable by the holder for such additional period (not to exceed the remaining term of such option) after such termination of employment as the Committee may provide.

                 (6) At the time an option is granted, or at such other time as the Committee may determine, the Committee may provide that, if the holder of the option dies while employed by the Company or while entitled to the benefits of any additional exercise period established by the Committee with respect to such option in accordance with Section 6(b)(5), then the option will continue to be exercisable (to the extent it was exercisable on the date of death) by the person or persons (including the holder's estate) to whom the holder's rights with respect to such option have passed by will or by the laws of descent and distribution or, if permitted by Section 11, the holder's designated beneficiary, for such additional period after death (not to exceed the remaining term of such option) as the Committee may provide.

                 (7) In the event any Acquisition Transaction is authorized or approved by either the Board or the shareholders of the Company, the Committee shall have the authority in its sole discretion to cancel, effective upon not less than 30 days' notice, any option granted under the Plan. Promptly after such cancellation, the Company shall pay in cash to the holder of each cancelled option an amount equal to the excess of the aggregate Fair Market Value on the effective date of such cancellation of the Shares then subject to the option (whether or not the option is then fully exercisable) over the aggregate Option Price of such Shares.

                 (8)  At the time an option is granted, the
           Committee may provide for any restrictions or limitations on the exercise of the option and/or on the transferability of the Shares issuable upon the exercise of such option, or specify other terms, conditions and restrictions in addition to those set forth herein, as it may deem appropriate.

                 (9) Subject to the ten-year limitation set forth in Section 6(b)(2), the Committee may waive or modify at any time, either before or after the granting of an option, any condition, limitation or restriction with respect to the exercise of such option imposed by or pursuant to this Section 6 or in Section 7 in such circumstances as the Committee may, in its discretion, deem appropriate; provided, however, that any such waiver or modification with respect to an outstanding option shall be subject to the same limitations applicable to amendments to outstanding options, as set forth in Section 6(b)(10).

                 (10) Subject to the terms and provisions of the Plan, the Committee may amend any outstanding option; provided, however, that (i) no such amendment may reduce the Option Price of the option (except to set forth an adjustment in the Option Price made pursuant to Section 12) or extend the maximum term during which the option, if fully vested, may be exercised, and (ii) if the amendment would adversely affect the rights of the holder of the option, the consent of such holder to such amendment must be obtained.

Section 7.  Additional Provisions Applicable to Incentive Stock
Options.

           (a) The following additional terms and provisions shall apply to all Incentive Stock Options granted under the Plan, notwithstanding any provision of Section 6(b) to the contrary:

                 (1) No Incentive Stock Option shall be granted to an officer or other employee who possesses directly or indirectly (as provided in Section 425(d) of the Code) at the time of grant more than 10% of the voting power of all classes of capital shares of the Company, any Subsidiary or any parent of the Company unless (i) the Option Price is at least 110% of the Fair Market Value of the Shares subject to the Incentive Stock Option on the date the Incentive Stock Option is granted, and
           (ii) the Incentive Stock Option is not exercisable after the expiration of five years from the date of grant.

                 (2) The aggregate Fair Market Value (determined as of the time an Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual in any calendar year shall not exceed $100,000, or such other maximum amount permitted by the Code.

                 (3) No Incentive Stock Option may be granted after February 2, 2005.

           (b) The Committee may grant Incentive Stock Options from time to time to employees of the Company who formerly were employed by a corporation with which the Company or a subsidiary entered into a transaction described in Section 424(a) of the Code in substitution for Incentive Stock Options held by such persons. Any Incentive Stock Options so granted shall be on such terms and conditions as may be necessary for the grant to be treated as a substitution under Section 424(a) of the Code. To the extent contemplated by Section 424(a) of the Code, any Incentive Stock Options so granted need not comply with the restrictions set forth in Section 6(b)(1) and 7(a)(1) above.

Section 8.  Procedure for Exercise of Options; Payment.

           An option granted under the Plan may be exercised in full or in part (but for full Shares only) by the optionee (or other person specifically permitted under this Plan and the option to exercise the option) giving written notice of exercise to the Committee or to an officer of the Company designated by the Committee. The Option Price for the Shares purchased shall be paid in full at the time such notice is given. An option shall be deemed exercised on the date the Committee receives written notice of exercise, together with full payment for the Shares purchased. The Option Price shall be paid to the Company either (i) in cash, (ii) by delivery to the Company of Shares already-owned by the optionee, (iii) by the retention by the Company of Shares to be issued upon the exercise of such option, or (iv) any combination of cash, already-owned Shares and/or retained Shares. The Committee may, however, at any time and in its discretion, adopt guidelines limiting or restricting the use of already-owned Shares and retained Shares to pay all or any portion of the Option Price. To the extent that payment is being made by retention by the Company of Shares to be issued, payment shall be deemed to have been made at the time the option holder gives written instructions to the Company to so retain Shares.
In the event already-owned Shares or retained Shares are used to pay all or a portion of the Option Price, the amount credited for payment shall be the Fair Market Value of the already-owned Shares or retained Shares on the date the option is exercised.

Section 9.  Tax Withholding.

           With the approval of the Committee, the holder of an option may elect to have the Company retain from the Shares to be issued upon the exercise of such option a number of Shares, or may deliver to the Company a number of other Shares, having a Fair Market Value on the Tax Date equal to all or any part of the federal, state and local withholding tax payments (whether mandatory or permissive) to be made on behalf of the holder with respect to the exercise of the option (up to a maximum amount determined by the holder's top marginal tax rate) in lieu of making such payments in cash. The Committee may establish from time to time rules or limitations with respect to the exercise of the rights described in this paragraph; provided, however, that, in any event, any such election made by a person subject to
Section 16 of the Exchange Act must be made in accordance with any applicable rules established thereunder.

Section 10.  Stock Appreciation Rights.

           (a) Definition. "Stock Appreciation Right" means the right of an optionee to surrender his right to purchase all or any portion of the Shares which he is then eligible to purchase under his option (such Shares being herein referred to as "Unpurchased Shares") and to receive from the Company, without payment to the Company, cash equal to the excess of the Fair Market Value of the Unpurchased Shares on the date the optionee exercises his option for this purpose over the aggregate Option Price of the Unpurchased Shares. An exercise of a Stock Appreciation Right is void and of no effect if such exercise does not comply with the restrictions set forth in Subsection 10(b).

           (b) Restrictions on Exercise. Subject to the further limitations hereinafter set forth, a Stock Appreciation
     Right shall be exercisable only at such times as the related option is exercisable (and to the extent that the related option is then exercisable) and only at such times that the Fair Market Value of a Share exceeds the Option Price under the related option. Provided the conditions in the preceding sentence are satisfied and unless otherwise determined by the Committee, an optionee may elect to exercise his Stock Appreciation Right (or any portion thereof) only during the period beginning on the third business day following the date the Company releases for publication its latest quarterly or latest annual summary of its sales and earnings and ending on the twelfth business day following such date; provided, however, that, unless otherwise determined by the Committee, any such exercise shall be valid only if the Committee consents in writing to the exercise of the right within 45 days after the optionee's exercise. In the event the Committee does consent, the right shall be deemed to have been validly exercised as of the date the optionee exercised his right. The Committee shall be deemed to have disapproved of any exercise of the right if it does not grant any required consent thereto within 45 days after the exercise by the optionee. In the event the Committee does not grant any required consent to an exercise of a Stock Appreciation Right, the purported exercise shall be void and of no effect.

           (c) Cancellation. The right of an optionee to exercise a Stock Appreciation Right shall be cancelled if and to the extent the related option is exercised. The right of an optionee to exercise an option shall be cancelled if and to the extent that Shares covered by such option are used to calculate cash received upon the exercise of a related Stock Appreciation Right.

           (d) Procedure for Exercise. An optionee shall exercise a Stock Appreciation Right by giving written notice of such exercise, specifying the number of Shares as to which the right is exercised, to the Committee or to an officer of the Company designated by the Committee.
     Provided the exercise is valid and in accordance with the terms of the Plan, the Company shall, promptly after the Committee consents to such exercise in writing, deliver or pay to the optionee the cash to which he is entitled.

Section 11.  Non-Transferability.

           Options and Stock Appreciation Rights may not be sold, pledged, assigned, hypothecated, or transferred other than by will or the laws of descent and distribution. Nonstatutory Options and related Stock Appreciation Rights may also be transferred pursuant to a Qualified Domestic Relations Order. Options and Stock Appreciation Rights may be exercised during the lifetime of the optionee only by such optionee or by his legal representative or, in the case of Nonstatutory Options and related Stock Appreciation Rights, the transferee under a Qualified Domestic Relations Order.

Section 12.  Adjustments Upon Changes in Capitalization.

           In the event of a change in outstanding Shares by reason of a Share dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares, or the like, the maximum number of Shares subject to option during the existence of the Plan, the number of Shares subject to each outstanding option and any related Stock Appreciation Right, and the Option Price of each outstanding option shall be appropriately adjusted by the Committee, whose determination in each case shall be conclusive.

Section 13.  Conditions Upon Granting of Options and Stock
Appreciation Rights and Issuance of Shares.

           No option or Stock Appreciation Right shall be granted and Shares shall not be issued upon the exercise of an option unless the grant of options or the Stock Appreciation Right, the exercise of such option or Stock Appreciation Right, and the issuance and delivery of Shares or cash pursuant thereto shall comply with all relevant provisions of state and federal law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or trading system upon which the Shares may then be listed or traded.

Section 14.  Amendment and Termination of Plan.

           (a) Amendment. The Board may from time to time amend the Plan, or any provision thereof, in such respects as the Board may deem advisable except that, other than with the approval of the shareholders of the Company:

                 (1) the maximum number of Shares that may be optioned under the Plan cannot be increased except in accordance with Section 12;

                 (2) the class of employees eligible for the grant of options may not be changed;

                 (3) no option may be granted under the Plan at an Option Price which is less than the Fair Market Value of a Share on the date the option is granted; and

                 (4) no option may be granted that is exercisable more than ten years after the date of grant of the option.

           (b) Termination. The Board may at any time terminate the Plan.

           (c) Effect of Termination. Any termination of the Plan shall not adversely affect any option or Stock
     Appreciation Right previously granted and such option or Stock Appreciation Right shall remain in full force and effect as if the Plan had not been terminated.

Section 15.  Notices.

     Each notice relating to the Plan shall be in writing and delivered in person or by first class mail (which may, but need not, be certified or registered mail) to the proper address.
Each notice shall be deemed to have been given on the date of actual receipt. Each notice to the Company shall be addressed as follows: Stock Option Committee, c/o Corporate Treasurer, Shopsmith, Inc., 6530 Poe Avenue, Dayton, Ohio 45414-2591. Each notice to a holder of an option or other person then entitled to exercise an option shall be addressed to such holder or other person at the holder's address shown on the records of the Company. Anyone to whom a notice may be given under this Plan may designate a new address by written notice to the other party to that effect.

Section 16.  Employment.

           Neither the Plan nor the grant or award of any option under the Plan shall confer upon any employee the right to continued employment with the Company or affect in any way the right of the Company to terminate the employment of an employee at any time and for any reason.

Section 17.  Savings Provisions.

           With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rules 16b-3 or any successor rule promulgated under the Exchange Act. To the extent any provision of the Plan or action by the Board or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board or the Committee.

Section 18.  Shareholder Approval.

           The Plan shall become effective upon its approval by the affirmative vote of the holders of a majority of the Shares. Prior to the time such approval is obtained, the Committee may grant Options under the Plan so long as (i) no such Option will become exercisable prior to such shareholder approval, and (ii) all such Options will terminate if such shareholder approval is not obtained within one year after the date of the grant.





HSL352.TKW

                                                              EXHIBIT 5.1


                   OPINION OF THOMPSON, HINE AND FLORY

                            November 29, 1995




Shopsmith, Inc.
6530 Poe Avenue
Dayton, Ohio 45414

Gentlemen:

           We have acted as counsel to Shopsmith, Inc., an Ohio corporation ("Shopsmith"), in connection with the Shopsmith, Inc. 1995 Stock Option Plan (the "Plan") and the preparation of Shopsmith's Registration Statement on Form S-8 being filed with the Securities and Exchange Commission in connection therewith.

           Please be advised that we have examined such proceedings and records of Shopsmith, and have made investigation of such other matters, as in our judgment permits us to render an informed opinion on the matters set forth herein. Based upon the foregoing, it is our opinion that:

           (i) Shopsmith is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, with full power to issue and sell its Common Shares pursuant to the Plan; and

           (ii) Common Shares of Shopsmith to be issued by Shopsmith pursuant to the Plan have been duly authorized and, when issued and paid for in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

           We consent to the use of this opinion as an exhibit to Shopsmith's Registration Statement on Form S-8 with respect to the Plan and to the use of our firm name, and the statements made with respect to us, appearing under Item 5 of Part II of such Registration Statement.

                                 Very truly yours,


                                 THOMPSON, HINE AND FLORY

                                                             EXHIBIT 23.1

                      CONSENT OF COOPERS & LYBRAND

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Shopsmith, Inc. on Form S-8 of our report dated July 7, 1994, on our audits of the consolidated financial statements and financial statement schedule of Shopsmith, Inc. and Subsidiaries as of April 2, 1994 and for the years ended April 2, 1994 and April 3, 1993 which report is included in the Annual Report on Form 10-K for the year ended April 1, 1995.

/s/Coopers & Lybrand L.L.P.

Dayton, Ohio
November 29, 1995

                                                             EXHIBIT 23.2


                  CONSENT OF CROWE, CHIZEK AND COMPANY

                       INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Shopsmith, Inc. and Subsidiaries on Form S-8 of our report dated June 9, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of Shopsmith, Inc. and Subsidiaries for the year ended April 1, 1995.

                                       /s/Crowe, Chizek and Company
                                       Crowe, Chizek and Company

Columbus, Ohio
November 29, 1995

                                                             EXHIBIT 24.1


                           POWERS OF ATTORNEY
                                                                        11-6-95

                             SHOPSMITH, INC.

                            POWER OF ATTORNEY


           WHEREAS, Shopsmith, Inc., an Ohio corporation (the "Company"), proposes to file with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act of 1933 in connection with the Shopsmith, Inc. 1995 Stock Option Plan (the "Registration Statement");

           NOW, THEREFORE, the undersigned, in the undersigned's capacity as a director and officer of the Company, hereby appoints William C. Becker lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in the undersigned's name, place and stead, as aforesaid, the Registration Statement and any amendments to the Registration Statement and any and all other instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Such attorney shall have full power and authority to do and perform, in the name and on behalf of the undersigned, every act whatsoever necessary or desirable to be done, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned hereby ratifies and approves the acts of such attorney.

           IN WITNESS WHEREOF, the undersigned has executed this instrument this 7th day of November, 1995.


                                 /s/John R. Folkerth
                                 JOHN R. FOLKERTH

                                                                       11-6-95

                             SHOPSMITH, INC.

                            POWER OF ATTORNEY


           WHEREAS, Shopsmith, Inc., an Ohio corporation (the "Company"), proposes to file with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act of 1933 in connection with the Shopsmith, Inc. 1995 Stock Option Plan (the "Registration Statement");

           NOW, THEREFORE, the undersigned, in the undersigned's capacity as an officer of the Company, hereby appoints John R. Folkerth lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in the undersigned's name, place and stead, as aforesaid, the Registration Statement and any amendments to the Registration Statement and any and all other instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Such attorney shall have full power and authority to do and perform, in the name and on behalf of the undersigned, every act whatsoever necessary or desirable to be done, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned hereby ratifies and approves the acts of such attorney.

           IN WITNESS WHEREOF, the undersigned has executed this instrument this 7th day of November, 1995.


                                 /s/William C. Becker
                                 WILLIAM C. BECKER

                                                                 11-6-95

                             SHOPSMITH, INC.

                            POWER OF ATTORNEY


           WHEREAS, Shopsmith, Inc., an Ohio corporation (the "Company"), proposes to file with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act of 1933 in connection with the Shopsmith, Inc. 1995 Stock Option Plan (the "Registration Statement");

           NOW, THEREFORE, the undersigned, in the undersigned's capacity as a director of the Company, hereby appoints John R. Folkerth and William C.Becker, and each of them severally, lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in the undersigned's name, place and stead, as aforesaid, the Registration Statement and any amendments to the Registration Statement and any and all other instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of such attorneys shall have full power and authority to do and perform, in the name and on behalf of the undersigned, every act whatsoever necessary or desirable to be done, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned hereby ratifies and approves the acts of such attorneys and each of them.

           IN WITNESS WHEREOF, the undersigned has executed this instrument this 7th day of November, 1995.



                                 /s/Robert L. Folkerth
                                 Robert L. Folkerth

                                                                  11-6-95

                             SHOPSMITH, INC.

                            POWER OF ATTORNEY

           WHEREAS, Shopsmith, Inc., an Ohio corporation (the "Company"), proposes to file with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act of 1933 in connection with the Shopsmith, Inc. 1995 Stock Option Plan (the "Registration Statement");

           NOW, THEREFORE, the undersigned, in the undersigned's capacity as a director of the Company, hereby appoints John R. Folkerth and William C. Becker, and each of them severally, lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in the undersigned's name, place and stead, as aforesaid, the Registration Statement and any amendments to the Registration Statement and any and all other instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of such attorneys shall have full power and authority to do and perform, in the name and on behalf of the undersigned, every act whatsoever necessary or desirable to be done, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned hereby ratifies and approves the acts of such attorneys and each of them.

           IN WITNESS WHEREOF, the undersigned has executed this instrument this 7th day of November, 1995.


                                 /s/J. Michael Herr
                                 J. Michael Herr

                                                                  11-6-95

                             SHOPSMITH, INC.

                            POWER OF ATTORNEY


           WHEREAS, Shopsmith, Inc., an Ohio corporation (the "Company"), proposes to file with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act of 1933 in connection with the Shopsmith, Inc. 1995 Stock Option Plan (the "Registration Statement");

           NOW, THEREFORE, the undersigned, in the undersigned's capacity as a director of the Company, hereby appoints John R. Folkerth and William C. Becker, and each of them severally, lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in the undersigned's name, place and stead, as aforesaid, the Registration Statement and any amendments to the Registration Statement and any and all other instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of such attorneys shall have full power and authority to do and perform, in the name and on behalf of the undersigned, every act whatsoever necessary or desirable to be done, as fully to all intents and purposes as the undesigned might or could do in person. The undersigned hereby ratifies and approves the acts of such attorneys and each of them.

           IN WITNESS WHEREOF, the undersigned has executed this instrument this 7th day of November, 1995.


                                 /s/Edward A. Nicholson
                                 Edward A. Nicholson

                                                                  11-6-95

                             SHOPSMITH, INC.

                            POWER OF ATTORNEY


           WHEREAS, Shopsmith, Inc., an Ohio corporation (the "Company"), proposes to file with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act of 1933 in connection with the Shopsmith, Inc. 1995 Stock Option Plan (the "Registration Statement");

           NOW, THEREFORE, the undersigned, in the undersigned's capacity as a director of the Company, hereby appoints John R. Folkerth and William C. Becker, and each of them severally, lawful attorney-in-fact and agent, with full power or substitution and resubstitution, to execute in the undersigned's name, place and stead, as aforesaid, the Registration Statement and any amendments to the Registration Statement and any and all other instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of such attorneys shall have full power and authority to do and perform, in the name and on behalf of the undersigned, every act whatsoever necessary or desirable to be done, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned hereby ratifies and approves the acts of such attorneys and each of them.

           IN WITNESS WHEREOF, the undersigned has executed this instrument this 7th day of November, 1995.


                                 /s/John L. Schaefer
                                 John L. Schaefer

                                                                  11-6-95

                             SHOPSMITH, INC.


                            POWER OF ATTORNEY


           WHEREAS, Shopsmith, Inc., an Ohio corporation (the "Company"), proposes to file with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act of 1933 in connection with the Shopsmith, Inc. 1995 Stock Option Plan (the "Registration Statement");

           NOW, THEREFORE, the undersigned, in the undersigned's capacity as a director of the Company, hereby appoints John R. Folkerth and William C. Becker, and each of them severally, lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in the undersigned's name, place and stead, as aforesaid, the Registration Statement and any amendments to the Registration Statement and any and all other instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of such attorneys shall have full power and authority to do and perform, in the name and on behalf of the undersigned, every act whatsoever necessary or desirable to be done, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned hereby ratifies and approves the acts of such attorneys and each of them.

           IN WITNESS WHEREOF, the undersigned has executed this instrument this 7th day of November, 1995.



                                 Richard L. Snell

                                                                  11-6-95

                             SHOPSMITH, INC.


                            POWER OF ATTORNEY


           WHEREAS, Shopsmith, Inc., an Ohio corporation (the "Company"), proposes to file with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act of 1933 in connection with the Shopsmith, Inc. 1995 Stock Option Plan (the "Registration Statement");

           NOW, THEREFORE, the undersigned, in the undersigned's capacity as a director of the Company, hereby appoints John R. Folkerth and William C. Becker, and each of them severally, lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in the undersigned's name, place and stead, as aforesaid, the Registration Statement and any amendments to the Registration Statement and any and all other instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of such attorneys shall have full power and authority to do and perform, in the name and on behalf of the undersigned, every act whatsoever necessary or desirable to be done, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned hereby ratifies and approves the acts of such attorneys and each of them.

           IN WITNESS WHEREOF, the undersigned has executed this instrument this 7th day of November, 1995.


                                 /s/Brady L. Skinner
                                 Brady L. Skinner

HSL2557.CMS
11/27/95